Exhibit 10.18

REPURCHASE AGREEMENT

This Repurchase Agreement ("Agreement") is made as of February 22, 2012 by and between X-Change Corporation, a Nevada corporation ("Seller"), and Old West Entertainment Corp ("Buyer").

PRELIMINARY STATEMENT

Seller desires to sell, and Buyer desires to repurchase, know as Non Operating Music and Entertainment Business (the “Assets”) which were purchased by Seller on August 9, 2011, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Article 1:

"Buyer" is defined in the first paragraph of this Agreement.

"Buyer Shares" means 1,000,000 issued shares of Sellers common stock, par value $.001 per share.

"Closing" means the consummation and completion of the purchase and sale of the Shares.

"Closing Date" means the date on which the Closing actually takes place.

"Assets" are defined in the Preliminary Statement.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions" means all of the transactions to be carried out in accordance with this Agreement, including the purchase and sale of the Shares, the performance by the parties of their other obligations under this Agreement.

"Contract" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding.

"Contravene" -- an act or omission would "Contravene" something if, as the context requires:

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(a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

(b) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(c) the act or omission would result in the creation of an Encumbrance on the stock or assets.

"Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction.

"Financial Statements" is defined in Section 3.4.

"GAAP" means generally accepted accounting principles for financial reporting in the United States.

"Governing Document" means any charter, articles, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among all equityholders, partners or members of an entity.

"Governmental Authorization" means any Consent, license, permit or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

"Governmental Body" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, or (f) official of any of the foregoing.

"Knowledge" means, with respect to Seller, the actual knowledge after reasonable investigation of Seller.

"Law" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Body.

"Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a financial statement prepared in accordance with GAAP.

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"Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law.

"Ordinary Course of Business" refers to actions taken in the normal operation, consistent with its past practice and having no material adverse effect on the financial or other condition, results of operations, assets.

"Person" refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.

"Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" is defined in Section 2.2.

"Securities Act" means the Securities Act of 1933.

"Securities Exchange Act" means the Securities Exchange Act of 1934.

"Seller Release" is defined in Section 2.4(a)(ii).

"Seller" is defined in the first paragraph of this Agreement.

"Seller's Disclosure Schedule" means the disclosure schedule delivered pursuant to Article 3 by Seller to Buyer concurrently with the execution of the Agreement.

"Shares" is defined in the Preliminary Statement.

ARTICLE 2
SALE AND TRANSFER OF SHARES; CLOSING

2.1              SHARES

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell and transfer the Assets to Buyer, and Buyer will purchase and acquire the Assets from Seller which Seller acquired in the original contract dated August 9, 2011 attached hereto as Exhibit A. The effect of this repurchase agreement is to make the initial agreement, ‘Exhibit A”, null and void Ab Initio.

2.2              PURCHASE PRICE

The purchase price for the Shares (the "Purchase Price") will be paid by delivery of the 1,000,000 Seller Shares to Seller at the Closing

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2.3              CLOSING

The Closing will take place at the offices of Seller, at 10:00 a.m. (local time) on the date that is one business day following the satisfaction or waiver of each of the conditions set forth in Articles 5 and 6, and the Buyers audit of Cybertel unless Buyer and Seller agree otherwise. The Closing shall be no later than 2 days after the execution of this document.

2.4              CLOSING DELIVERIES

At the Closing:

(a)                Seller will deliver to Buyer:

(i)                 Bill of Sale duly endorsed (or accompanied by duly executed Power of Attorney);

(ii)               a release in the form of Exhibit 2.4(a)(ii) executed by Seller (the "Seller Release");

(iii)             a certificate executed by Seller as to the accuracy of Seller's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.1 and as to their compliance with and performance of its covenants and obligations to be performed or complied on or before the Closing Date in accordance with Section 6.2.

(b)               Buyer will deliver:

(i)                 Stock certificates representing the Sellers Shares;

(ii)               a certificate executed by the President of Buyer as to the accuracy of Buyer's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Section 7.2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

3.1              ORGANIZATION AND GOOD STANDING

The assets are as described in Exhibit A attached hereto.

ENFORCEABILITY; NO CONFLICT

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(a)                Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. Assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms.

(b)               Seller and the Company are not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c)                Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (i) Contravene any provision of the Governing Documents.

3.2              CAPITALIZATION AND OWNERSHIP

3.3              Seller is the Registered owner of the “Assets”.

3.4              FINANCIAL STATEMENTS

There will be no liabilities owed to Seller or Seller’s family.

3.5              NO UNDISCLOSED LIABILITIES

The Assets have no Liabilities other than those owed prior to August 9, 2011.

3.6    CONTRACTS; NO DEFAULTS

(a)                Section 3.6 of Seller's Disclosure Schedule contains an accurate and complete list of:

3.7	LEGAL PROCEEDINGS; ORDERS

3.8              There exists no pending Proceedings (i) by or against the Assets

3.9              SECURITIES LAW MATTERS

NONE

3.10          BROKERS OR FINDERS

Seller has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

4.1              ORGANIZATION

Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2              ENFORCEABILITY; NO CONFLICT

(a)                Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of Buyer. Assuming the execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)               Buyer is not and will not be required to obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c)                Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Governing Documents, (ii) any resolution adopted by the board of directors or the stockholders of Buyer, (iii) any Law, Order or Governmental Authorization to which Buyer may be subject or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3              BROKERS OR FINDERS

Buyer has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

ARTICLE 5
COVENANTS OF THE PARTIES BEFORE CLOSING

5.1              ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, Seller will, (a) afford Buyer full and free access to, properties, Contracts, books and records, and other documents and data, (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as Buyer may reasonably request, and (c) furnish such Persons with such additional financial, operating and other data and information as Buyer may reasonably request.

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5.2              OPERATION OF THE BUSINESS

Between the date of this Agreement and the Closing Date, Seller will, and will, (a) conduct its business only in the Ordinary Course of Business, (b) use their Best Efforts to preserve intact the current business organization of the assets.,

REQUIRED APPROVALS

NONE Required

5.3              [SHAREHOLDER APPROVAL

Buyer does not require shareholder approval

ARTICLE 6
CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part): NONE

6.1              STOCKHOLDER APPROVAL

None Required

ARTICLE 7
CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part): None

ARTICLE 8
TERMINATION

8.1              TERMINATION EVENTS

Subject to Section 8.2, this Agreement may, by notice given before or at the Closing, be terminated:

(a)                by mutual consent of Buyer and Seller;

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(b)               by Buyer if the satisfaction of any condition in Article 6 is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

(c)                by Seller if the satisfaction of any condition in Article 7 is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition; and

(d)               by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2011, or such later date as Buyer and Seller may agree upon.

8.2              EFFECT OF TERMINATION

Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of any other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 9
INDEMNIFICATION; REMEDIES

9.1              SURVIVAL

All representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions.

ARTICLE 10
GENERAL PROVISIONS

10.1          EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.

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10.2          FURTHER ACTIONS

Upon the request of any party to this Agreement, the other parties will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

10.3          ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

10.4          SEVERABILITY

If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.5          GOVERNING LAW

This Agreement will be governed by and construed under the laws of California without regard to conflicts of laws principles that would require the application of any other law.

10.6          COUNTERPARTS

This Agreement may be executed in two or more counterparts.

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

X-Change Corporation Old West Entertainment Corp

X-Change Corporation	Old West Entertainment

By: Raymond Dabney	BY: /s/ Mark Jordan
President	President

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